SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )


     Filed by the Registrant /x/
     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential, For Use of the
                                                Commission Only (as Permit-
                                                ted by Rule 14a-6(e)(2))

     /x/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Town & Country Corporation
----------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                   Veronica Zsolcsak, Chief Financial Officer
----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
     /x/ No fee required.
     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(I) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                              N/A
----------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
                              N/A
----------------------------------------------------------------------------
     (3) Per unit price other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined):
                              N/A
----------------------------------------------------------------------------
     (4) Proposed maximum aggregated value of transactions:
                              N/A
----------------------------------------------------------------------------
     (5) Total fee paid:
                              N/A
----------------------------------------------------------------------------

     / / Fee paid previously with preliminary material.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:
----------------------------------------------------------------------------
     (2) Form, Schedule of Registation Statement No:
----------------------------------------------------------------------------
     (3) Filing Party:
----------------------------------------------------------------------------
     (4) Date Filed:
----------------------------------------------------------------------------

                           TOWN & COUNTRY CORPORATION
                                 25 Union Street

                          Chelsea, Massachusetts 02150




                                                                   June 23, 1997

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Town & Country Corporation to be held at 10:30 A.M. on Thursday, July 17, 1997, at State Street Bank and Trust Company, 225 Franklin Street, 33rd Floor, Boston, Massachusetts. All the members of the Board of Directors look forward to greeting you at the meeting.

Enclosed are the Proxy Statement, Proxy Card and the 1997 Annual Report to Stockholders. All Class A Stockholders and Convertible Preferred Stockholders will be asked to vote on the re-election of one Class A Director. All Stockholders will be asked to vote on the re-election of one Non-Class A Director and upon any other matters that properly come before the meeting or any adjournment thereof.

The Board has given due consideration to the proposal to re-elect two Directors and has concluded that its adoption would be in the best interests of all the Stockholders. Accordingly, the Board suggests you carefully review the enclosed Proxy Statement and strongly recommends that you vote for this Company proposal, and urges you to sign, date and mail the enclosed proxy in the reply envelope provided at your earliest convenience.

It is important that your shares be represented at the meeting whether or not you are able to be present. Your cooperation will be appreciated.

                                   Sincerely,





                                   By: /s/       William Schawbel
                                       ----------------------------------------
                                                      Co-Chairman



                                   By:  /s/        Charles Hill
                                       ----------------------------------------
                                                      Co-Chairman

                           TOWN & COUNTRY CORPORATION
                          CHELSEA, MASSACHUSETTS 02150




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 17, 1997



NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Town & Country Corporation will be held at State Street Bank and Trust Company, 225 Franklin Street, 33rd Floor, Boston, Massachusetts, on Thursday, July 17, 1997, at 10:30 A.M., for the following purposes:

        1.  To re-elect one Class A Director and one Non-Class A Director.

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on June 2, 1997 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.



                                   By order of the Board of Directors
                                   Richard E. Floor, Clerk





Chelsea, Massachusetts
June 23, 1997

                           TOWN & COUNTRY CORPORATION
                                25 UNION STREET
                          CHELSEA, MASSACHUSETTS 02150
                                 (617) 884-8500

                                PROXY STATEMENT

This statement is furnished in connection with the solicitation by the Board of Directors of Town & Country Corporation (hereinafter the "Company" or "Town & Country") of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 17, 1997, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying notice of the meeting. It is intended that this statement and the proxies solicited hereby be mailed to stockholders on or shortly after June 23, 1997. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke the proxy at any time before it is exercised by giving written notice to the Company, attention Clerk, to such effect. A stockholder also may revoke a proxy by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the record date stated below attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. Proxies properly executed and received in time for the meeting will be voted.

The close of business on June 2, 1997 has been fixed as the record date (the "Record Date") for the determination of the stockholders entitled to notice of, and to vote at, the meeting. As of such date, 23,687,200 shares of Class A Common Stock and 2,664,927 shares of Class B Common Stock were outstanding and entitled to be voted at the meeting. In addition, as of such date, 1,263,741 shares of the Company's Convertible Preferred Stock (the "Convertible Preferred" or "Convertible Preferred Stock") were outstanding. Each share of Convertible Preferred is convertible into two shares of Class A Common Stock and votes as if such share had been converted by the holder. Accordingly, on an as-converted basis, 26,214,682 shares of Class A Common Stock were outstanding as of June 2, 1997 and entitled to be voted at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters voted on by that respective class at the Annual Meeting. Unless otherwise specified herein, all references in this proxy statement to the Class A Common Stock shall be deemed to include the Class A Common Stock into which the Convertible Preferred may be converted. Unless otherwise specified herein, all references in this proxy statement to the Common Stock shall be deemed to include the Class A Common Stock into which the Convertible Preferred may be converted, the Class A Common Stock and the Class B Common Stock.

The proxies in the accompanying form will be voted as specified, but if no specification is made they will be voted in favor of the proposal set forth herein. In the discretion of the proxy holders, the proxies will also be voted for or against such other matters as may properly come before the meeting. The Board of Directors is not aware that any other matters are to be presented for action at the meeting.

Mr. C. William Carey owns of record and beneficially an aggregate of 3,460,226 shares, including 1,566,545 shares which could be acquired by the exercise of stock options within 60 days of June 2, 1997, of the Company's Class A Common Stock and 2,519,787 shares of the Company's Class B Common Stock. In addition, Mr. Carey serves as a co-trustee for trusts holding an additional 334,569 shares of Class A Common Stock and 140,253 shares of Class B Common Stock. As of June 2, 1997, Mr. C. William Carey and trusts created for the benefit of his children owned, in the aggregate, approximately 8.5% of the Company's Class A Common Stock and 99.8% of the Company's Class B Common Stock. Following the exercise of the Company's stock options that are exercisable within 60 days of June 2, 1997, Mr. Carey's ownership would be increased to 13.1% of the Company's outstanding Class A Common Stock. The Company also entered into a voting agreement with Mr. Carey. See "Carey Separation Agreement."

The Annual Report of the Company, including financial statements for the fiscal year ended February 23, 1997, is being mailed to stockholders concurrently with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material.

                    ELECTION OF DIRECTORS (Item 1 on Proxy)



The Company's by-laws provide that the power to fix the number of Directors each year shall rest with the Board and that any vacancies shall be filled by a majority vote of the Directors then in office. Effective as of the Annual Meeting, the Board has set the number of Directors to serve until the next annual meeting at four.

Pursuant to the Company's by-laws, the Board of Directors is divided into three classes, as nearly equal in number as possible, with the members of each class to serve for three years. Under this arrangement, Richard E. Floor will serve until the 1998 Annual Meeting, and until his successor is duly elected and qualified. Charles Hill will serve until the 1999 Annual Meeting, and until his successor is duly elected and qualified. The Board has nominated William Schawbel and Marcia C. Morris, who are currently Directors of the Company, for re-election at the 1997 Annual Meeting to serve until the 2000 Annual Meeting, and until their successors are duly elected and qualified.

The Company's Articles of Organization provide that 25% of its Board of Directors be elected by the Class A Stockholders voting as a separate class. Mr. Schawbel and Ms. Morris have been serving as the Class A Directors of the Company. Only holders of record of Class A Common Stock as of June 2, 1997 are entitled to vote in the election of the Class A Directors. The Board has nominated Ms. Morris to continue to serve as a Class A Director of the Company and Mr. Schawbel to continue to serve as a Non-Class A Director of the Company.

The presence, in person or by proxy, of holders of at least a majority of the total number of shares of issued and outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by holders or nominees of Common Stock who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Shares that reflect abstentions or "broker nonvotes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares) if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

Under Massachusetts law, abstentions are not treated as votes cast and accordingly abstentions will have no effect on the outcome of the election of Directors. There are no broker nonvotes in the context of an election of Directors because brokers have discretion to vote for Directors in the absence of instructions from beneficial owners.

The Company's by-laws provide that, if a quorum is present, a plurality of the votes cast by the holders of the Class A and Class B Common Stock voting together as a single class represented in person or by proxy and entitled to vote at the 1997 Annual Meeting is required to re-elect Mr. Schawbel as a Director. The Company's by-laws provide that, if a quorum is present, a plurality of the votes cast by the holders of the Class A Common Stock voting as a single class represented in person or by proxy and entitled to vote at the 1997 Annual Meeting is required to re-elect Ms. Morris as a Director.

The Board of Directors recommends that holders of Common Stock vote FOR the election of Mr. Schawbel and recommends that holders of Class A Common Stock vote FOR the election of Ms. Morris.

The following table sets forth certain information as of June 2, 1997 regarding the Directors of the Company and the nominees for Director based on the information furnished by them to the Company.


----------------------------------------------------------------------------------------------------
                                                First
Name and Principal                            Became a    Class of     Shares of Common    Percent
Occupation for Past Five Years         Age    Director     Stock         Stock Owned       of Class
----------------------------------------------------------------------------------------------------
William Schawbel                       57       1994      Class A         20,000 (1)              *
----------------------------------------------------------------------------------------------------
Co-Chairman, Chief Executive                              Class B             --                --
Officer of the Company, Chief
Executive Officer of the Schawbel
Corporation (technology
manufacturer) since 1981.
----------------------------------------------------------------------------------------------------
Charles Hill                           49       1986      Class A         26,000(2)               *
----------------------------------------------------------------------------------------------------
Co-Chairman of the Company,                               Class B             --                --
Chairman of Garber Travel Service,
Inc. since 1981; Vice Chairman of
Towle Mfg. Co., Inc. (giftware)
1982-1983.
----------------------------------------------------------------------------------------------------
Richard E. Floor                       57       1972      Class A        153,000 (3) (2)          *
----------------------------------------------------------------------------------------------------
Attorney whose professional                               Class B             --                --
corporation is a partner in the law
firm of Goodwin, Procter & Hoar
LLP, the Company's legal counsel;
Director, New American High
Income Fund.
----------------------------------------------------------------------------------------------------
Marcia C. Morris                       48       1995      Class A         20,000 (1)              *
----------------------------------------------------------------------------------------------------
Chief Legal Counsel, Senior Vice                          Class B             --                --
President, The Presbyterian
Hospital of New York City since
March 1995; Kennedy School of
Government, Harvard University,
1992-93; President, the Stride Rite
Children's Group, 1989-92.
----------------------------------------------------------------------------------------------------

------------------------

(1) Includes 20,000 shares of Class A Common Stock that could be acquired by the exercise of stock options within 60 days of June 2, 1997.

(2) Includes 25,000 shares of Class A Common Stock that could be acquired by the exercise of stock options within 60 days of June 2, 1997.

(3) Excludes the shares of Class A and Class B Common Stock beneficially owned by Mr. Floor in his capacity as co-trustee of various irrevocable family trusts for the benefit of the children of Mr. C. William Carey.

(*) The amount of Common Stock held by this individual is less than one percent of the outstanding shares of that class of Common Stock.

                BOARD MEETINGS, COMMITTEES, ATTENDANCE AND FEES


BOARD MEETINGS

The Board of Directors held nineteen meetings during the 1997 fiscal year. The Board has no nominating committee. Each of the incumbent Directors attended all of the meetings of the Board of Directors and of the committees of which he or she was a member which were held during the period he or she was a Director or committee member.


COMPENSATION COMMITTEE

This committee held one meeting during the past fiscal year. This committee reviews and makes recommendations to the Board concerning major compensation policies, the granting of stock options, and compensation of Officer-Directors.

The committee members are Directors Hill and Schawbel.


AUDIT COMMITTEE

This committee held one meeting during the past fiscal year. This committee is responsible for reviewing the financial condition of the Company, its internal controls and any action to be taken thereon by management. It reviews audit and examination reports of the independent auditors. The committee selects the independent auditors for appointment by the Board.

The committee members are Directors Floor, Hill and Schawbel.


REMUNERATION OF DIRECTORS

Each Director of the Company, other than those who are officers, received $10,000 per year plus $2,500 per Board meeting in fiscal 1997. Directors serving on committees received $1,000 per meeting attended, other than those held in conjunction with regularly scheduled Board meetings. Each Director was reimbursed for expenses incurred in connection with his or her duties as a Director. Pursuant to the 1994 Non-Employee Directors' Nonqualified Stock Option Plan, each non-employee Director, upon his or her initial election to the Board of Directors, received an option to purchase 20,000 shares of Class A Common Stock. Each non-employee Director who is a Director on the last day of the Company's fiscal year which is more than four full years after the date of the initial option grant will receive on such date and annually thereafter an option to purchase 4,000 additional shares of Class A Common Stock. All such options will be immediately exercisable at the fair market value of the Class A Common Stock on the date of issuance.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

The following table presents information as to the beneficial ownership of Common Stock by (a) persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock as of December 31, 1996, based on filings received by the Company on Schedules 13D and 13G on Form 13F under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
(b) all of the Directors and executive officers of the Company as of the Record Date, based on representations of the Directors and executive officers of the Company.


--------------------------------------------------------------------------------
                                                      Amount
                      Name and Address of           Beneficially     Percent of
Title of Class        Beneficial Owner                Owned          Class (1)
--------------------------------------------------------------------------------
Class A Common Stock  C. William Carey              3,794,795 (2)        13.1%
$.01 par value        Carey & Associates, Inc.
                      177 Milk Street, Suite 605
                      Boston, MA  02110
--------------------------------------------------------------------------------
                      Francis X. Correra              607,960 (3)         2.1%
                      Town & Country Corporation
                      25 Union Street
                      Chelsea, Massachusetts 02150
--------------------------------------------------------------------------------
                      William Schawbel                 20,000                 *
                      Town & Country Corporation
                      25 Union Street
                      Chelsea, Massachusetts 02150
--------------------------------------------------------------------------------
                      Veronica Zsolcsak                65,600                 *
                      Town & Country Corporation
                      25 Union Street
                      Chelsea, Massachusetts 02150
--------------------------------------------------------------------------------
                      Northeast Investors Trust     1,678,529 (4)         5.8%
                      50 Congress Street Boston,
                      Massachusetts 02109
--------------------------------------------------------------------------------
                      Directors and Executive         892,560 (5)         3.1%
                      Officers as a Group
                      (6 Persons)
--------------------------------------------------------------------------------
Class B Common Stock  C. William Carey              2,660,040            99.8%
$.01 par value        Carey & Associates, Inc.
                      177 Milk Street, Suite 605
                      Boston, MA  02110
--------------------------------------------------------------------------------
                      Francis X. Correra                1,462                 *
                      Town & Country Corporation
                      25 Union Street
                      Chelsea, Massachusetts 02150
--------------------------------------------------------------------------------
                      Directors and Executive           1,462                 *
                      Officers as a Group
                      (6 Persons)
--------------------------------------------------------------------------------

----------
(1) Included in calculating the percentages of the Company's Class A Common Stock are 2,645,795 shares of the Company's Class A Common Stock that could be acquired by the exercise of stock options or warrants within 60 days of June 2, 1997.

(2) Includes 1,566,545 shares of Class A Common Stock held by Mr. Carey that could be acquired by the exercise of stock options within 60 days of June 2, 1997.

(3) Includes 600,000 shares which Mr. Correra could acquire by the exercise of stock options within 60 days of June 2, 1997.

(4) As reported by Northeast Investors Trust in a Schedule 13G dated February 11, 1997 and filed with the Securities and Exchange Commission. The number of shares of Class A Common Stock owned by Northeast Investors Trust results from the assumed conversion of their 299,537 shares of the Company's Convertible Preferred Stock (two shares of Class A Common Stock for each share of Convertible Preferred Stock) added to 1,079,455 Class A Common Shares currently owned.

(5) Includes 755,600 shares which Directors and executive officers could acquire by the exercise of stock options within 60 days of June 2, 1997.

(*) The amount of Common Stock held by this individual is less than one percent of the outstanding shares of that class of Common Stock.

                               EXECUTIVE OFFICERS

The following table sets forth the name, age and position held by each executive officer of the Company during the fiscal year ended February 23, 1997:

--------------------------------------------------------------------------------
Name                     Age     Capacities in which Served
--------------------------------------------------------------------------------
C. William Carey         60      Resigned January 3, 1997, as Chairman and
                                 Chief Executive Officer, Treasurer and
                                 President of the Company.
--------------------------------------------------------------------------------
William Schawbel         57      Chief Executive Officer since January 1997
                                 and Acting President since January 1997;
                                 associated with the Company since 1994.
--------------------------------------------------------------------------------
Francis X. Correra       59      President of Fine Jewelry Division since
                                 1996, Senior Vice President since 1983,
                                 Chief Financial Officer 1983 - 1996.
--------------------------------------------------------------------------------
Veronica Zsolcsak        46      Chief Financial Officer and Treasurer
                                 since January 1997; associated with the
                                 Company since 1994. Previously, Chief
                                 Financial Officer, DRI, a McGraw Hill Company
--------------------------------------------------------------------------------


                             EXECUTIVE COMPENSATION

The following table sets forth compensation awarded to, earned by or paid to each of the Company's executive officers for services rendered to the Company during fiscal 1997. Information with respect to salary, bonus, other annual compensation and options is included for the 1995, 1996 and 1997 fiscal years. The Company does not provide any long-term incentive plans. The Company has not granted any restricted stock awards or stock appreciation rights.


                                                    Other
                  Fiscal                            Annual                           All Other
Name               Year      Salary      Bonus   Compensation (1)   Options (2)    Compensation
--------------------------------------------------------------------------------------------------
C. William         1997    $678,677 (3)             $544,994 (4)      566,545      $4,406,620 (5)
Carey             --------------------------------------------------------------------------------
                   1996    $833,000 (3)                             1,000,000
                  --------------------------------------------------------------------------------
                   1995    $975,000
                  --------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Francis X.         1997    $428,012                 $150,000 (4)                     $750,000 (6)
Correra           --------------------------------------------------------------------------------
                   1996    $374,125                                  600,000
                  --------------------------------------------------------------------------------
                   1995    $373,915
                  --------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
William            1997     $54,000                  $23,500 (7)
Schawbel          --------------------------------------------------------------------------------
                   1996
                  --------------------------------------------------------------------------------
                   1995                                               20,000
                  --------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Veronica           1997    $155,000     $25,000
Zsolcsak          --------------------------------------------------------------------------------
                   1996    $155,000      $9,500                      200,000
                  --------------------------------------------------------------------------------
                   1995     $84,135     $10,663
                  --------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------


----------
(1) In fiscal years 1995 and 1996, the aggregate amount of perquisites and other personal benefits provided to each named executive officer did not exceed the lesser of $50,000 or 10% of his total annual salary and bonus.

(2) In fiscal 1996, the Company repriced the May 14, 1993 options to purchase 1,000,000 and 500,000 shares of Class A Common Stock granted to C. William Carey and Francis X. Correra, respectively. In addition, the Company repriced options to purchase 100,000 shares of Class A Common Stock granted to Mr. Correra under the 1985 Amended and Restated Stock Option Plan.

(3) Effective August 6, 1995, Mr. Carey's salary was reduced to an annualized rate of $750,000.

(4) Mr. Carey and Mr. Correra received additional compensation related to the sale of L. G. Balfour Company, Inc.

(5) Mr. Carey resigned from the Company on January 3, 1997. As part of his separation agreement, the Company made payments to Mr. Carey of $4,125,345 and assigned the cash surrender value of an insurance policy the book value of which at the time was $281,275. See "Carey Separation Agreement."

(6) As a term of Mr. Correra's employment contract, the Company made $750,000 in premium payments on an insurance policy which Mr. Correra established. See "Employment Agreements."

(7)  Compensation received by Mr. Schawbel as a Director.

                               OPTION INFORMATION

The following tables set forth certain information concerning unexercised stock options held by the named executive officers as of the end of fiscal 1997 and options granted during the last fiscal year.


---------------------------------------------------------------------------------------------------------
                      Number
                     of Shares                                                  Value of Unexercised
                     Acquired                 Number of Unexercised             In-the-Money Options
                        on      Value at              Options                  at 1997 Fiscal Year End
Name                 Exercise  Realization    at 1997 Fiscal Year End                  ($) (1)
---------------------------------------------------------------------------------------------------------
                                            Exercisable     Unexercisable   Exercisable     Unexercisable
---------------------------------------------------------------------------------------------------------
C. William Carey        0           0        1,566,545             0             0               0
---------------------------------------------------------------------------------------------------------
Francis X. Correra      0           0          600,000             0             0               0
---------------------------------------------------------------------------------------------------------
William Schawbel        0           0           20,000             0             0               0
---------------------------------------------------------------------------------------------------------
Veronica Zsolcsak       0           0           65,600          134,400          0               0
---------------------------------------------------------------------------------------------------------


----------

(1) The closing price for the Company's Class A Common Stock on February 23, 1997, as reported by the American Stock Exchange, Inc. was $0.375 per share.



                       OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------
                      Number of
                      Securities   Percent of Total                             Potential Realizable Value
                      Underlying   Options Granted  Exercise or                  at Assumed Rates of Stock
                       Options     to Employees in  Base Price     Expiration     Price Appreciation for
Name                   Granted       Fiscal Year      ($/Sh)          Date             Option Term
-----------------------------------------------------------------------------------------------------------
                                                                                    5% ($)         10%($)
-----------------------------------------------------------------------------------------------------------
C. William Carey        360,000       100%          $0.6250         1/3/2002        73,594        166,075
-----------------------------------------------------------------------------------------------------------
C. William Carey        206,545       100%          $0.6875         1/3/2002        46,446        104,812
-----------------------------------------------------------------------------------------------------------


                             EMPLOYMENT AGREEMENTS

In fiscal 1997, the Company entered into a new employment agreement with Francis
X. Correra, the President of the Fine Jewelry Division. During fiscal 1997, the Compensation Committee recommended, and the full Board of Directors approved a new employment agreement for Mr. Correra.

The new agreement provides for annual compensation and benefits for a five-year term commencing July 15, 1996. Mr. Correra's agreement provides for a base salary of $450,000 and an annual bonus based on increasing earnings per share targets of up to 100% of his base salary. The bonus is linked to earnings per share goals which the Compensation Committee and the Board of Directors believe would constitute even at the lowest levels above average performance. As part of his employment agreement, Mr. Correra was paid $150,000 upon the completion of the sale of the assets of L.G. Balfour Company, Inc. Also, the Company made $750,000 in premium payments on an insurance policy.

Mr. Correra is eligible to receive a bonus if the Company's net income per common share (excluding extraordinary items and material capital transactions and after provision for the payment of any such bonus) equals or exceeds certain targeted earnings per share levels. These levels increase over the term of the employment agreement so that the target in each year is higher than the previous year's target. If the applicable target is not achieved, no bonus will be paid. The percentage bonus to be paid depends upon the earnings per share target achieved. The maximum bonus which may be paid to Mr. Correra is equal to 100% of his salary. Neither the Board of Directors nor the Compensation Committee has any power to alter the performance targets contained in the employment agreement.

Mr. Correra's employment agreement provides that if Mr. Correra's employment is terminated without cause or Mr. Correra terminates his employment "With Good Reason", he shall receive a severance. The amount of severance shall be equal to the product of (A) an amount equal to the sum of the annual base salary then in effect plus fifty percent (50%) of the highest annual bonus compensation paid to him during the term of this agreement multiplied by (B) the greater of three (3) years or the number of years (including a fraction for that portion of any partial year remaining) that would remain in the term if the agreement had not been terminated. With Good Reason includes a change in control of the Company or a change in responsibilities. The Company shall also continue to maintain, at Company expense, health insurance and life insurance until the earlier to occur of the expiration of the term of this agreement or Mr. Correra obtaining employment through which he is entitled to obtain equivalent health and life insurance benefits without additional cost to himself.

If Mr. Correra's employment terminates as a result of the expiration of this agreement he shall receive an amount equal to twice the average of the total base salary and bonus compensation earned by him in the two fiscal years immediately preceding termination. The Company shall also continue to maintain, at the Company's expense, medical benefits until the earlier to occur of Mr. Correra's employment with another person or entity or the expiration of five (5) years from the termination date. If the Company has performed its obligations under this termination section, the Company shall be entitled to the return of the $750,000 payment made on an insurance policy.

                           CAREY SEPARATION AGREEMENT

Mr. Carey resigned from his positions as President, Chief Executive Officer, Director and Chairman of the Board of the Company on January 3, 1997. In connection with his resignation Mr. Carey received a payment of $3,568,191. The Company also assigned its rights under a life insurance policy, including the cash surrender value thereof, and paid remaining premiums of $107,155. The Company also entered into a consulting agreement with Mr. Carey for a period of two years and related to this agreement made payments of $450,000 to Mr. Carey. The Company has a voting agreement with Mr. Carey such that Mr. Carey agrees to vote his Class B shares in a manner consistent with a preliminary vote of Class A shares in any election of Directors of the Company in which a Director or a slate of Directors is nominated for election by the Board of Directors of the Company, the election of which nominee or nominees would not result in a majority of the Board of Directors being directly or indirectly affiliated with or otherwise representing the interests of a Control Group of Shareholders (as hereinafter defined). As used herein, a "Control Group of Shareholders" shall mean one or more persons or entities who, individually or in the aggregate, own of record or beneficially 20% or more of any class of the Company's capital stock or who, individually or in the aggregate, have the power, directly or indirectly, to vote 20% or more of the combined voting power of all classes of the Company's stock entitled to vote for election of the Company's Directors.



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. William Schawbel is a member of the Compensation Committee and is Chief Executive Officer of the Company. Mr. Charles Hill is a member of the Compensation Committee and provides consulting services to the Company. See "Certain Transactions And Business Relationships."

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


The entire Board of Directors, with Mr. Schawbel abstaining, voted to compensate Mr. Schawbel during the period that he functions as an Executive Officer, at the rate of $2,000 per day for the days that he is performing services for the Company.

The Compensation Committee is composed of Messrs. Hill and Schawbel. The Compensation Committee believes that the Company's employment agreement with Mr. Correra provides a competitive level of compensation, links management's bonus to Company performance and promotes the best interests of the Company and its shareholders. Mr. Correra's employment agreement provides for a base salary of $450,000, and an annual bonus, based on increasing earnings per share targets, of up to 100% of his base salary. Mr. Correra did not receive a bonus in fiscal year 1997 as the Company's net income per common share (excluding extraordinary items and material capital transactions and after provision for the payment of any such bonus) failed to equal or exceed certain targeted earnings per share levels. The Compensation Committee approved a salary for Ms. Zsolcsak of $200,000 for fiscal 1998 which the Committee believes provides a competitive level of compensation.

Messrs. Charles Hill and William Schawbel


                               PERFORMANCE GRAPH

The following graph compares changes in the cumulative total shareholder return on the Company's Class A Common Stock for the previous five-years to the Standard & Poor's 500 Composite Index and to a peer group of publicly traded companies.


          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG TOWN & COUNTRY CORPORATION, S&P 500 INDEX AND PEER COMPANY GROUP INDEX


                                   C H A R T

--------------------------------------------------------------------------------
                                   2/93      2/94      2/95      2/96      2/97
--------------------------------------------------------------------------------
Town & Country Corp. Class A     $95.45     $90.91    $31.82    $22.73    $11.35
--------------------------------------------------------------------------------
S&P 500 Comp-Ltd.               $110.67    $119.84   $128.72   $173.34   $218.73
--------------------------------------------------------------------------------
Peer Group Weighted Average      $70.76     $93.27    $91.12   $138.13   $155.44
--------------------------------------------------------------------------------


                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company's Directors, executive officers, and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, Directors and greater than ten percent shareholders are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended February 23, 1997, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with except that, to the Company's knowledge Mr. Carey has filed no Form 4 or Form 5 with regard to the stock options granted in fiscal 1997.


                            CERTAIN TRANSACTIONS AND
                             BUSINESS RELATIONSHIPS

During fiscal year 1997, the Company leased a portion of its Chelsea, Massachusetts facility comprising approximately 39,000 square feet of manufacturing and administrative space from Carey Realty Trust, a Massachusetts business trust (the "Trust") which is wholly owned by C. William Carey, a major stockholder of the Company. The lease, which was revised on March 1, 1996, expires on August 31, 1998 and provides the Company with three ten-year options to renew. The current lease provides for an annual rental payment of approximately $350,000. The Company believes that these lease arrangements represent terms no less favorable to the Company than could be obtained from unaffiliated third parties. In January 1997, the Company leased a warehouse comprising approximately 22,000 square feet from Manchester Group Realty Trust, which is wholly owned by Charles Hill, a Director of the Company. The lease is for three years with an additional two year option. The lease provides for an annual rental payment of approximately $37,000.

The professional corporation of Richard E. Floor, the Clerk and a Director of the Company, is a partner in the law firm of Goodwin, Procter & Hoar LLP, which provides legal services for the Company.

Mr. Hill, since the resignation of Mr. Carey, has provided consulting services to the Company as requested by Mr. Schawbel. In fiscal 1997, Mr. Hill was paid $28,000, at a rate of $2,000 per day, in addition to his compensation as a Director.

                            INDEPENDENT ACCOUNTANTS

Management has selected the firm of Arthur Andersen LLP, independent public accountants, to serve as the Company's independent accountants for the fiscal year ending February 22, 1998. Arthur Andersen LLP has served as the Company's independent accountants since 1981. A partner in that firm will be present at the Annual Meeting of Stockholders to answer questions and will be given the opportunity to make a statement, if he so desires.


                                 OTHER MATTERS

Management of the Company knows of no other matters to be presented for action at the meeting by or on behalf of the Company or its management. If any other matters shall be brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, officers and regular employees of the Company may solicit proxies personally and by telephone, telefax or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

Proxies, ballots and voting tabulations identifying stockholders are secret and will not be available to anyone, except as actually necessary to meet legal requirements.


                             STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the 1998 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy by February 23, 1998. The by-laws of the Company provide that any Director nominations by stockholders must be filed with the Clerk of the Company not less than (i) with respect to an election to be held at an Annual Meeting of stockholders, 90 days prior to the date one year from the date of the immediately preceding Annual Meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

                                        Richard E. Floor
                                        Clerk



June 23, 1997